WWC, P.C. CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-160822) and Form S-3 (No. 333-164605 and No. 333-169815) of American Lorain Corporation of our report dated March 31, 2014 with respect to the consolidated financial statements of American Lorain Corporation, included in this Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2013.

WWC Professional Corporation

San Mateo, California
February 20, 2015

WWC, Professional Corporation
Certified Public Accountants

2010 PIONEER COURT, SAN MATEO, CA 94403 TEL.: (650) 638-0808 FAX.: (650) 638-0878
E-MAIL: INFO@WWCCPA.COM WEBSITE: WWW.WWCCPA.COM